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                                                                EXHIBIT 10.10(b)

                                                                      Sep 18, 96


Epitronics Corporation
21002 N. 19th Avenue
Phoenix, Az.

Gentlemen:

Per our lease dated June 20, 94 you have the option to renew for an additional three year period. It is our understanding that you have exercised that option. For the record would you please acknowledge by signing this letter below and returning same to me.

                         Thank you,

                         /s/ Ernest J. Zeilberger

                         Ernest J. Zeilberger
                         GKZ Investments


/s/  Duncan W. Brown
--------------------
Epitronics Corporation

Epitronics Corporation will verify for each of the three (3) available years that the lease will be renewed for the following year.